EXHIBIT 99.1

RLI REPORTS THIRD QUARTER 2024 RESULTS

PEORIA, ILLINOIS, October 21, 2024 – RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2024 net earnings of $95.0 million ($2.06 per share), compared to $13.5 million ($0.29 per share) for the third quarter of 2023. Operating earnings(1) for the third quarter of 2024 were $60.4 million ($1.31 per share), compared to $28.3 million ($0.61 per share) for the same period in 2023.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2024	2023	2024	2023
Net earnings	$2.06	$0.29	$6.60	$4.12
Operating earnings (1)	$1.31	$0.61	$4.92	$3.40

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $40.7 million on a combined ratio(1) of 89.6.
●	13% increase in gross premiums written.
●	15% increase in net investment income.
●	Favorable development in prior years’ loss reserves resulted in a $18.1 million net increase in underwriting income.
●	Losses from Hurricanes Beryl and Helene, resulting in a $32.7 million net decrease in underwriting income.
●	Book value per share of $38.17, an increase of 26% (inclusive of dividends) from year-end 2023.

“Our primary focus has been to assist customers affected by recent hurricanes," said RLI Corp. President & CEO Craig Kliethermes. “When catastrophes occur, we quickly deploy our claim experts to assess damage and help policyholders begin recovering. Despite the storm activity in the third quarter, we continued to find opportunities for balanced top line growth across our portfolio. Our diversified business model, sound risk selection and disciplined underwriting resulted in a solid 90 combined ratio. I want to thank all RLI associates for their commitment to maintaining our financial strength and ensuring RLI remains a stable partner for our customers.”

Underwriting Income

RLI achieved $40.7 million of underwriting income in the third quarter of 2024 on an 89.6 combined ratio, compared to $4.2 million on a 98.7 combined ratio in 2023.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $18.1 million and $19.8 million net increase to underwriting income in 2024 and 2023, respectively. The favorable development was offset by a $32.7 million net reduction to underwriting income for losses from Hurricanes Beryl and Helene, compared to $58.2 million for losses from Hawaiian wildfires in 2023.

The following table highlights underwriting income and combined ratios by segment for the third quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2024	2023		2024	2023
Casualty	$2.6	$18.7	Casualty	98.8	90.1
Property	30.4	(20.7)	Property	77.2	121.8
Surety	7.7	6.2	Surety	78.8	81.7
Total	$40.7	$4.2	Total	89.6	98.7

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 15% to $36.7 million, compared to the same period in 2023. The investment portfolio’s total return was 4.8% for the quarter and 7.6% for the nine months ended September 30, 2024.

RLI’s comprehensive earnings were $175.3 million for the quarter ($3.79 per share), compared to a comprehensive loss of $43.3 million (-$0.94 per share) for the same quarter in 2023. In addition to net earnings, comprehensive earnings included after-tax unrealized gains from the fixed income portfolio in 2024, due to declining interest rates.

Dividends Paid in Third Quarter of 2024

On September 20, 2024, the company paid a regular quarterly dividend of $0.29 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $822 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2024 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) on October 22, 2024, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/811172831.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2023.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 49 consecutive years and delivered underwriting profits for 28 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2024	2023	2024	2023
Favorable development in casualty prior years' reserves	$9.0	$22.1	$40.0	$67.0
Favorable (unfavorable) development in property prior years' reserves	$4.4	$(1.9)	$28.5	$14.3
Favorable development in surety prior years' reserves	$3.1	$0.8	$10.9	$8.2

Net incurred losses related to:
2024 storms	$(2.0)	$—	$(30.0)	$—
Hurricanes Beryl and Helene	$(37.0)	$—	$(37.0)	$—
2023 and prior events	$4.0	$(55.2)	$6.0	$(74.1)
Reinstatement premium from events	$—	$(14.4)	$—	$(14.4)

	Operating Earnings Per Share
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating Earnings Per Share(2)	$1.31	$0.61	$4.92	$3.40

Specific items included in operating earnings per share:(1) (3)
Net favorable development in casualty prior years' reserves	$0.12	$0.33	$0.55	$1.00
Net favorable (unfavorable) development in property prior years' reserves	$0.07	$(0.04)	$0.44	$0.20
Net favorable development in surety prior years' reserves	$0.05	$0.01	$0.17	$0.12

Net incurred losses related to:
2024 storms	$(0.03)	$—	$(0.44)	$—
Hurricanes Beryl and Helene	$(0.54)	$—	$(0.54)	$—
2023 and prior events (incurred loss and reinstatement premium)	$0.06	$(1.02)	$0.09	$(1.31)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2024	2023	% Change	2024	2023	% Change
Net premiums earned	$389,489	$318,409	22.3%	$1,129,230	$948,412	19.1%
Net investment income	36,694	31,963	14.8%	103,502	87,835	17.8%
Net realized gains	5,420	6,558	(17.4)%	11,222	26,758	(58.1)%
Net unrealized gains (losses) on equity securities	38,392	(25,236)	NM	87,314	15,474	NM
Consolidated revenue	$469,995	$331,694	41.7%	$1,331,268	$1,078,479	23.4%
Loss and settlement expenses	202,118	189,558	6.6%	513,741	457,989	12.2%
Policy acquisition costs	117,811	103,013	14.4%	342,186	307,083	11.4%
Insurance operating expenses	28,868	21,591	33.7%	84,892	70,002	21.3%
Interest expense on debt	1,617	1,873	(13.7)%	4,839	5,928	(18.4)%
General corporate expenses	3,994	2,372	68.4%	13,144	10,805	21.6%
Total expenses	$354,408	$318,407	11.3%	$958,802	$851,807	12.6%
Equity in earnings of unconsolidated investees	1,238	1,732	(28.5)%	7,653	7,169	6.8%
Earnings before income taxes	$116,825	$15,019	NM	$380,119	$233,841	62.6%
Income tax expense	21,798	1,483	NM	75,200	43,842	71.5%
Net earnings	$95,027	$13,536	NM	$304,919	$189,999	60.5%

Other comprehensive earnings (loss), net of tax	80,293	(56,834)	NM	59,779	(38,848)	NM
Comprehensive earnings (loss)	$175,320	$(43,298)	NM	$364,698	$151,151	141.3%

Operating earnings(1):
Net earnings	$95,027	$13,536	NM	$304,919	$189,999	60.5%
Less:
Net realized gains	(5,420)	(6,558)	(17.4)%	(11,222)	(26,758)	(58.1)%
Income tax on realized gains	1,139	1,377	(17.3)%	2,357	5,619	(58.1)%
Net unrealized (gains) losses on equity securities	(38,392)	25,236	NM	(87,314)	(15,474)	NM
Income tax on unrealized gains (losses) on equity securities	8,062	(5,299)	NM	18,335	3,250	NM
Operating earnings	$60,416	$28,292	113.5%	$227,075	$156,636	45.0%

Return on Equity:
Net earnings (trailing four quarters)				27.7%	22.1%
Comprehensive earnings (trailing four quarters)				38.4%	20.3%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	46,220	46,065		46,185	46,067

Net earnings per share	$2.06	$0.29	NM	$6.60	$4.12	60.2%
Less:
Net realized gains	(0.12)	(0.14)	(14.3)%	(0.24)	(0.58)	(58.6)%
Income tax on realized gains	0.02	0.03	(33.3)%	0.05	0.13	(61.5)%
Net unrealized (gains) losses on equity securities	(0.83)	0.55	NM	(1.89)	(0.34)	NM
Income tax on unrealized gains (losses) on equity securities	0.18	(0.12)	NM	0.40	0.07	NM
Operating earnings per share(1)	$1.31	$0.61	114.8%	$4.92	$3.40	44.7%

Comprehensive earnings (loss) per share	$3.79	$(0.94)	NM	$7.90	$3.28	140.9%

Cash dividends per share - ordinary	$0.29	$0.27	7.4%	$0.85	$0.80	6.3%

Net cash flow provided by operations	$219,368	$98,597	122.5%	$432,139	$342,192	26.3%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2024	2023	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,176,073	$2,855,849	11.2%
(amortized cost - $3,302,684 at 9/30/24)
(amortized cost - $3,054,391 at 12/31/23)
Equity securities, at fair value	729,738	590,041	23.7%
(cost - $405,663 at 9/30/24)
(cost - $354,022 at 12/31/23)
Short-term investments	203,296	134,923	50.7%
Other invested assets	53,993	59,081	(8.6)%
Cash and cash equivalents	60,634	36,424	66.5%
Total investments and cash	$4,223,734	$3,676,318	14.9%

Accrued investment income	26,711	24,062	11.0%
Premiums and reinsurance balances receivable	241,311	221,206	9.1%
Ceded unearned premiums	120,845	112,257	7.7%
Reinsurance balances recoverable on unpaid losses	759,540	757,349	0.3%
Deferred policy acquisition costs	172,069	146,566	17.4%
Property and equipment	44,644	46,715	(4.4)%
Investment in unconsolidated investees	65,271	56,966	14.6%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	—	15,872	(100.0)%
Other assets	84,068	69,348	21.2%
Total assets	$5,791,755	$5,180,221	11.8%

Unpaid losses and settlement expenses	$2,611,941	$2,446,025	6.8%
Unearned premiums	1,010,760	892,326	13.3%
Reinsurance balances payable	43,423	71,507	(39.3)%
Funds held	98,585	101,446	(2.8)%
Income taxes - current	4,369	3,757	16.3%
Income taxes - deferred	15,369	—	NM
Debt	100,000	100,000	—%
Accrued expenses	105,813	108,880	(2.8)%
Other liabilities	53,145	42,766	24.3%
Total liabilities	$4,043,405	$3,766,707	7.3%
Shareholders' equity	1,748,350	1,413,514	23.7%
Total liabilities & shareholders' equity	$5,791,755	$5,180,221	11.8%

OTHER DATA:
Common shares outstanding (in 000's)	45,810	45,640

Book value per share	$38.17	$30.97	23.2%
Closing stock price per share	$154.98	$133.12	16.4%

Statutory surplus	$1,806,660	$1,520,135	18.8%

NM = Not Meaningful

RLI CORP

2024 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2024

Gross premiums written	$294,267		$173,813		$39,710		$507,790
Net premiums written	242,650		122,428		36,466		401,544
Net premiums earned	219,638		133,266		36,585		389,489
Net loss & settlement expenses	137,951	62.8%	60,991	45.8%	3,176	8.7%	202,118	51.9%
Net operating expenses	79,138	36.0%	41,873	31.4%	25,668	70.1%	146,679	37.7%
Underwriting income (loss)(1)	$2,549	98.8%	$30,402	77.2%	$7,741	78.8%	$40,692	89.6%

2023

Gross premiums written	$254,307		$158,590		$36,427		$449,324
Net premiums written	207,177		93,207		34,340		334,724
Net premiums earned	189,305		94,988		34,116		318,409
Net loss & settlement expenses	101,750	53.7%	81,932	86.3%	5,876	17.2%	189,558	59.5%
Net operating expenses	68,885	36.4%	33,727	35.5%	21,992	64.5%	124,604	39.2%
Underwriting income (loss)(1)	$18,670	90.1%	$(20,671)	121.8%	$6,248	81.7%	$4,247	98.7%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2024

Gross premiums written	$826,152		$590,191		$123,495		$1,539,838
Net premiums written	687,170		439,052		112,854		1,239,076
Net premiums earned	627,014		396,774		105,442		1,129,230
Net loss & settlement expenses	369,273	58.9%	134,950	34.0%	9,518	9.0%	513,741	45.5%
Net operating expenses	231,203	36.9%	120,526	30.4%	75,349	71.5%	427,078	37.8%
Underwriting income (loss)(1)	$26,538	95.8%	$141,298	64.4%	$20,575	80.5%	$188,411	83.3%

2023

Gross premiums written	$723,198		$539,325		$109,777		$1,372,300
Net premiums written	597,356		395,903		103,591		1,096,850
Net premiums earned	562,384		285,596		100,432		948,412
Net loss & settlement expenses	296,633	52.7%	149,508	52.3%	11,848	11.8%	457,989	48.3%
Net operating expenses	208,273	37.1%	102,499	35.9%	66,313	66.0%	377,085	39.7%
Underwriting income (loss)(1)	$57,478	89.8%	$33,589	88.2%	$22,271	77.8%	$113,338	88.0%

(1)	See discussion above: Non-GAAP and Performance Measures.